UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Vistra Operations Secured Notes Offering

On November 15, 2019, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect wholly owned subsidiary of Vistra Energy Corp. (the “Company”), issued and sold $300,000,000 aggregate principal amount of the Issuer’s 3.55% Senior Secured Notes due 2024 (the “Additional 2024 Notes”), which form a part of the same series as the Issuer’s outstanding 3.55% Senior Secured Notes due 2024, and $800,000,000 aggregate principal amount of the Issuer’s 3.70% Senior Secured Notes due 2027 (the “2027 Notes” and together with the Additional 2024 Notes, the “Secured Notes”) in an offering (the “Secured Notes Offering”) to eligible purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Secured Notes were sold pursuant to a purchase agreement (the “Purchase Agreement”) by and among the Issuer, certain direct and indirect subsidiaries of the Issuer (the “Subsidiary Guarantors”), and J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). A copy of the Purchase Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2019.

The Issuer received net proceeds from the sale of the Secured Notes of approximately $1,099 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Company used the net proceeds, together with cash on hand, to prepay certain amounts outstanding under the senior secured term loan under the Credit Agreement (as defined below), and to pay fees and expenses related to the Secured Notes Offering and Credit Agreement Amendment.

The Additional 2024 Notes were issued under an indenture (the “Base Indenture”), dated as of June 11, 2019, by and between the Issuer and Wilmington Trust, National Association (the “Trustee”), as trustee, as supplemented and amended by that certain Supplemental Indenture, dated as of June 11, 2019, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture”), that certain Second Supplemental Indenture, dated as of August 30, 2019, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Second Supplemental Indenture”) and that certain Third Supplemental Indenture, dated as of October 25, 2019, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Third Supplemental Indenture”). The 2027 Notes were issued under the Base Indenture, as supplemented and amended by that certain Fourth Supplemental Indenture, dated as of November 15, 2019, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Secured Notes Indenture”).

The Secured Notes Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Secured Notes and the Secured Notes Indenture (the “Guarantees”). The Secured Notes Indenture further provides that the Secured Notes will be secured by a first-priority security interest in the same collateral that is pledged for the benefit of the lenders under the Credit Agreement, which consists of a substantial portion of the property, assets and rights owned by Vistra Operations and the subsidiary guarantors, as well as the stock of Vistra Operations. The collateral securing the Secured Notes will be released if the Issuer’s senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of the Issuer’s senior, unsecured long-term debt securities or downgrade such rating below investment grade.

Interest on the Additional 2024 Notes and the 2027 Notes will accrue from June 11, 2019 and November 15, 2019, respectively, at a rate of 3.55% per annum and 3.70% per annum, respectively. Interest on the Additional 2024 Notes will be payable by the Issuer on January 15 and July 15 of each year, beginning on January 15, 2020, and interest on the 2027 Notes will be payable by the Issuer on January 30 and July 30 of each year, beginning on July 30, 2020. The Additional 2024 Notes and the 2027 Notes will mature on July 15, 2024 and January 30, 2027, respectively.

Prior to June 15, 2024 (one month prior to their maturity), with respect to the Additional 2024 Notes, or at any time prior to November 30, 2026 (two months prior to their maturity), with respect to the 2027 Notes, the Issuer will have the option to redeem all or any portion of the Additional 2024 Notes or the 2027 Notes, in each case, at a redemption price equal to 100% of the aggregate principal amount of the applicable Secured Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the Secured Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding Secured Notes at a price in cash equal to 101% of the aggregate principal amount of the Secured Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Secured Notes Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Secured Notes Indenture and the Secured Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the form of Additional 2024 Notes, copies of which were previously filed as Exhibits 4.1, 4.2, 4.3 and 4.5, respectively, to the Company’s Current Report on Form 8-K filed on June 17, 2019, the Second Supplemental Indenture, a copy of which was filed as Exhibit 4.8 to the Company’s Current Report on Form 10-Q filed on November 5, 2019 and the Third Supplemental Indenture, the Fourth Indenture and the forms of 2027 Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Vistra Operations Credit Agreement Amendment

On November 15, 2019 (the “Effective Date”), Vistra Operations (in such capacity, “Borrower”), entered into an amendment (the “Credit Agreement Amendment”) to that certain Credit Agreement, dated as of October 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistra Operations, as Borrower, Vistra Intermediate Company LLC, the guarantors party thereto, Credit Suisse AG, Cayman Island Branch, as Administrative and Collateral Agent, and the other parties named therein.

Pursuant to the Credit Agreement Amendment, effective as of the Effective Date, (i) new Incremental Term Loans were made to the Borrower in an aggregate principal amount of $798,625,000 (the “2019 Incremental Term Loans”), which 2019 Incremental Term Loans comprised the same class of term loans (and series of incremental term loans) as the 2018 Incremental Term Loans (as defined in the Credit Agreement Amendment) outstanding under the Credit Agreement immediately prior to giving effect to the Credit Agreement Amendment (the aggregate term loan facility resulting therefrom, the “Upsized 2018 Incremental Term Loan Facility”), (ii) the Borrower repaid in full the aggregate principal amount of Initial Term Loans (as defined in the Credit Agreement Amendment), together with all accrued and outstanding interest and other fees and expenses, outstanding as of the Effective Date with the proceeds from each of the 2019 Incremental Term Loans and the Secured Notes Offering, and (iii) the interest rate margins applicable to the Upsized 2018 Incremental Term Loan Facility were reduced to a rate equal to, at the option of the Borrower, LIBOR plus an applicable margin of 1.75% or a base rate plus applicable margin of 0.75%. The interest rate margins applicable to the Revolving Credit Loans (as defined in the Vistra Operations Credit Agreement) were not changed.

A copy of the Credit Agreement Amendment is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The above description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the headings “Vistra Operations Secured Notes Offering” and “Vistra Operations Credit Agreement Amendment” in Item 1.01 of this Current Report are each incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1

Third Supplemental Indenture, dated as of October 25, 2019, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors (as defined therein), and Wilmington Trust, National Association, as Trustee.

4.2

Fourth Supplemental Indenture, dated as of November 15, 2019, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors (as defined therein), and Wilmington Trust, National Association, as Trustee.

4.3	Form of Rule 144A Global Security for 3.70% Senior Note due 2027 (included in Exhibit 4.2).

4.4	Form of Regulation S Global Security for 3.70% Senior Note due 2027 (included in Exhibit 4.2).

10.1

Tenth Amendment to the Credit Agreement, dated November 15, 2019, by and among Vistra Operations Company LLC (as Borrower), Vistra Intermediate Company LLC (as Holdings), the other Credit Parties (as defined in the Credit Agreement) party thereto, the other Credit Parties (as defined in the Credit Agreement) party thereto, Credit Suisse AG, Cayman Islands Branch (as the 2019 Incremental Term Loan Lender and as Administrative Agent and as Collateral Agent), and the other Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	Vistra Energy Corp.

/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer